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Exhibit 99.1

GENZYME CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

INTRODUCTION

        The table below represents our selected historical consolidated statements of operations data and consolidated balance sheet data. The statements of operations and balance sheet data for the years ended December 31, 1997 through 2001 have been derived from our audited, consolidated financial statements for those periods. The statements of operations data for the six months ended June 30, 2001 and 2002 and the balance sheet data as of June 30, 2002 are derived from our unaudited, consolidated financial statements for those periods. In the opinion of our management, our unaudited, consolidated financial statements include all normal and recurring adjustments that we consider necessary for a fair presentation of our financial position and results of operations for these periods. The operating results for the six months ended June 30, 2002 are not necessarily indicative of the results that may be expected for the entire fiscal year. This information is only a summary. You should read it in conjunction with our historical financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our annual reports, quarterly reports and other information on file with the Securities and Exchange Commission, commonly referred to as the SEC.

        We have three series of common stock—Genzyme General Division common stock, which we refer to as "Genzyme General Stock," Genzyme Biosurgery Division common stock, which we refer to as "Biosurgery Stock," and Genzyme Molecular Oncology Division common stock, which we refer to as "Molecular Oncology Stock." We also refer to our series of stock as "tracking stock." Unlike typical common stock, each of our tracking stocks is designed to track the financial performance of a specified subset of our business operations and its allocated assets, rather than operations and assets of our entire company. The chief mechanisms intended to cause each tracking stock to "track" the financial performance of each division are provisions in our charter governing dividends and distributions. Under these provisions, our charter:

  •
  factors the assets and liabilities and income or losses attributable to a division into the determination of the amount available to pay dividends on the associated tracking stock; and

  •
  requires us to exchange, redeem or distribute a dividend to the holders of Biosurgery Stock or Molecular Oncology Stock if all or substantially all of the assets allocated to those corresponding divisions are sold to a third party. A dividend or redemption payment must equal in value the net after-tax proceeds from the sale. An exchange must be for Genzyme General Stock at a 10% premium to the average market price of the exchanged stock calculated over a ten day period beginning on the first business day following the announcement of the sale.

        Shares of Biosurgery Stock and Molecular Oncology Stock are subject to certain exchange and redemption provisions as set forth in our charter. One of the exchange provisions allows our board of directors to exchange, at any time, shares of Biosurgery Stock and/or Molecular Oncology Stock for cash, shares of Genzyme General Stock, or a combination of both, valued at a 30% premium to the fair market value (as defined in our charter) of the series of stock being exchanged. We encourage you to read our charter for a more complete discussion of the mandatory and optional exchange and redemption provisions of our common stock.

        To determine earnings per share, we allocate our earnings to each series of our common stock based on the earnings attributable to that series of stock. The earnings attributable to each series of stock is defined in our charter as the net income or loss of the corresponding division determined in accordance with accounting principles generally accepted in the United States of America, or U.S. and as adjusted for tax benefits allocated to or from that division in accordance with our management and accounting policies. Our charter also requires that all of our income and expenses be allocated among our divisions in a reasonable and consistent manner. Our board of directors, however, retains considerable discretion in interpreting and changing the methods of allocating earnings to each series of common stock without shareholder approval. As market or competitive conditions warrant, we may create a new series of tracking stock or change our earnings allocation methodology. However, at the present time, we have no plans to do so. Because the earnings allocated to each series of stock are based on the income or losses attributable to each corresponding division, we provide financial statements and management's discussion and analysis for the corporation and each of our divisions to aid investors in evaluating our performance and the performance of each of our divisions.

        While each tracking stock is designed to reflect a division's performance, it is common stock of Genzyme Corporation and not of a division. Our divisions are not separate companies or legal entities, and therefore do not and cannot issue stock. Holders of tracking stock have no specific rights to assets allocated to the corresponding division. We continue to hold title to all of the assets allocated to the corresponding division and are responsible for all of its liabilities, regardless of what we deem for financial statement presentation purposes as allocated to any division. Holders of each tracking stock, as common stockholders are, therefore, subject to the risks of investing in the businesses, assets and liabilities of Genzyme as a whole. For instance, the assets allocated to each division are subject to company-wide claims of creditors, product liability plaintiffs and stockholder litigation. Also, in the event of a Genzyme liquidation, insolvency or similar event, holders of each tracking stock would only have the rights of common stockholders in the combined assets of Genzyme.

DISPOSITION

        In November 2001, we sold the Snowden-Pencer line of surgical instruments, consisting of reusable surgical instruments for open and endoscopic surgery, including general, plastic, gynecological and open cardiovascular surgery, for $15.9 million in net cash. The purchaser acquired all of the assets directly associated with Snowden-Pencer products, and is subleasing from us a manufacturing facility that we lease in Tucker, Georgia. The assets sold had a carrying value of approximately $41.0 million net cash at the time of the sale. We recorded a loss of $25.0 million in our consolidated financial statements and in the combined financial statements of Genzyme Biosurgery in connection with this sale. We also recorded a related tax benefit of $4.7 million in our consolidated financial statements.

ACQUISITIONS

        On September 26, 2001, we acquired all of the outstanding capital stock of Novazyme Pharmaceuticals, Inc., a privately-held company engaged in the development of biotherapies for the treatment of lysosomal storage disorders, or LSDs, for an initial payment of approximately 2.6 million shares of Genzyme General Stock valued at $110.6 million. Novazyme shareholders received 0.5714 of a share of Genzyme General Stock for each share of Novazyme common stock they held. We will be obligated to make two additional payments totaling $87.5 million, payable in shares of Genzyme General Stock, if we receive U.S. marketing approval for two products for the treatment of LSDs that employ certain of Novazyme's technologies. In connection with the merger, we also assumed all of the outstanding options, warrants and rights to purchase Novazyme common stock on an as-converted basis. We allocated the acquisition to Genzyme General and accounted for the acquisition as a purchase. Accordingly, the results of operations of Novazyme are included in our consolidated financial statements and the combined financial statements of Genzyme General from the date of acquisition.

        The staff of the U.S. Federal Trade Commission, which is known as the FTC, is investigating our acquisition of Novazyme. The FTC is one of the agencies responsible for enforcing federal antitrust laws, and, in this investigation, it is evaluating whether there are anti-competitive aspects of the Novazyme transaction that the government should seek to negate. While we do not believe that the acquisition should be deemed to contravene antitrust laws, we have been cooperating in the FTC investigation. At this stage, we cannot predict with precision the likely outcome of the investigation or how that outcome will impact our business. As with any litigation or investigation, there will be costs associated with responding to the investigation, both in terms of management time and out-of-pocket expenses.

        In January 2001, Focal, Inc. exercised its option to require us to purchase $5.0 million in Focal common stock. After that purchase we held approximately 22% of the outstanding shares of Focal common stock and began accounting for our investment under the equity method of accounting. On June 30, 2001, we acquired the remaining 78% of the outstanding shares of Focal common stock that we had not previously acquired. Focal shareholders received 0.1545 of a share of Biosurgery Stock for each share of Focal common stock they held. We issued approximately 2.1 million shares of Biosurgery Stock, valued at approximately $9.5 million, as consideration. We also assumed all of the outstanding options to purchase Focal common stock and exchanged them for options to purchase Biosurgery Stock on an as-converted basis. We accounted for the acquisition as a purchase and allocated it to Genzyme Biosurgery. Accordingly, the results of operations of Focal are included in our consolidated financial statements and the combined financial statements of Genzyme Biosurgery from the date of acquisition.

        On June 1, 2001, we acquired all of the outstanding capital stock of privately-held Wyntek Diagnostics, Inc., for $65.0 million of cash. Wyntek is a provider of high quality point of care rapid diagnostic tests for pregnancy and infectious diseases. We allocated the acquisition to Genzyme General and accounted for the acquisition as a purchase. Accordingly, the results of operations of Wyntek are included in our consolidated financial statements and the combined financial statements of Genzyme General from the date of acquisition.

        In January 2001, we acquired the outstanding Class A limited partnership interests in Genzyme Development Partners, L.P., which we refer to as GDP, a limited partnership engaged in developing, producing and commercializing Sepra products, for an aggregate of $25.7 million plus royalties on sales of certain Sepra products for ten years. In August 2001, we purchased the remaining outstanding GDP limited partnership interests, consisting of two Class B interests, for an aggregate of $180,000 plus additional royalties on sales of certain Sepra products for ten years. We accounted for the acquisitions as purchases and allocated them to Genzyme Biosurgery. Accordingly, the results of operations of GDP are included in our consolidated financial statements and the combined financial statements of Genzyme Biosurgery from January 9, 2001, the date of acquisition of the Class A interests.

        On December 18, 2000, we acquired Biomatrix, Inc., a publicly-held company engaged in the development and manufacture of viscoelastic biomaterials for use in orthopaedic and other medical applications, for an aggregate purchase price of $482.4 million. At the time of the merger, we created Genzyme Biosurgery as a new division. We re-allocated the businesses of two of our then-existing divisions—Genzyme Surgical Products and Genzyme Tissue Repair—to Genzyme Biosurgery and allocated the acquired businesses of Biomatrix to Genzyme Biosurgery. As a result of this transaction, we amended our charter to create Biosurgery Stock and eliminate Genzyme Surgical Products Division common stock, which we refer to as "Surgical Products Stock" and Genzyme Tissue Repair Division common stock, which we refer to as "Tissue Repair Stock." Each outstanding share of, or option to purchase, Surgical Products Stock was converted into the right to receive 0.6060 of a share of, or option to purchase, Biosurgery Stock and each outstanding share of, or option to purchase, Tissue

Repair Stock was converted into the right to receive 0.3352 of a share of, or option to purchase, Biosurgery Stock. We accounted for the acquisition as a purchase and, accordingly, the results of operations of Biomatrix are included in our consolidated financial statements and the combined financial statements of Genzyme Biosurgery from the date of acquisition.

        On December 14, 2000, we acquired GelTex Pharmaceuticals, Inc., a publicly-held company engaged in developing therapeutic products based on polymer technology, for an aggregate purchase price of approximately $1.1 billion, of which we paid $515.2 million in cash and approximately 15.8 million in shares of Genzyme General Stock valued at $491.2 million. We accounted for the acquisition as a purchase and allocated it to Genzyme General. Accordingly, the results of operations of GelTex are included in our consolidated financial statements and the combined financial statements of Genzyme General from the date of acquisition. As part of the acquisition of GelTex, we acquired all of GelTex's ownership interest in RenaGel LLC, our joint venture with GelTex. Prior to the acquisition of GelTex, we accounted for our investment in RenaGel LLC under the equity method of accounting. These summary financial statements reflect the consolidation of RenaGel LLC into our financial statements and account for our purchase of GelTex's 50% interest in the joint venture using the purchase method of accounting.

CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Six Months Ended June 30,		For the Years Ended December 31,
	2002	2001	2001	2000	1999	1998	1997
	(Unaudited)
	(Amounts in thousands)
Revenues:
Net product sales	$566,606	$524,303	$1,110,254	$811,897	$683,482	$613,685	$529,927
Net service sales	54,707	47,995	98,370	84,482	79,448	74,682	67,158
Revenues from research and development contracts:
Related parties	1,396	1,632	3,279	509	2,012	5,745	8,356
Other	7,423	4,972	11,727	6,432	7,346	15,223	3,400

Total revenues	630,132	578,902	1,223,630	903,320	772,288	709,335	608,841

Operating costs and expenses:
Cost of products sold	148,676	156,132	307,425	232,383	182,337	211,076	206,028
Cost of services sold	31,457	26,849	56,173	50,177	49,444	48,586	47,289
Selling, general and administrative(1)	213,840	194,780	424,640	264,551	242,797	215,203	200,133
Research and development (including research and development related to contracts)	158,075	119,524	264,004	169,478	150,516	119,005	89,558
Amortization of intangibles(2)	35,183	59,165	121,124	22,974	24,674	24,334	17,245
Purchase of in-process research and development(3)	—	8,768	95,568	200,191	5,436	—	7,000
Charge for impaired asset(4)	—	—	—	4,321	—	—	—

Total operating costs and expenses	587,231	565,218	1,268,934	944,075	655,204	618,204	567,253

Operating income (loss)	42,901	13,684	(45,304)	(40,755)	117,084	91,131	41,588

Other income (expenses):
Equity in net loss of unconsolidated affiliates	(8,042)	(20,811)	(35,681)	(44,965)	(42,696)	(29,006)	(12,837)
Gain (loss) on affiliate sale of stock(5)	(125)	—	212	22,689	6,683	2,369	—
Gain (loss) on investments in equity securities(6)	509	(1,532)	(25,996)	15,873	(3,749)	(6)	—
Minority interest	—	1,999	2,259	4,625	3,674	4,285	—
Gain (loss) on sale of product line(7)	—	—	(24,999)	—	8,018	31,202	—
Other(8)	1,088	(3,843)	(2,205)	5,188	14,527	—	(1,764)
Investment income	26,061	22,641	50,504	45,593	36,158	25,055	11,409
Interest expense	(13,865)	(22,136)	(37,133)	(15,710)	(21,771)	(22,593)	(12,667)

Total other income (expenses)	5,626	(23,682)	(73,039)	33,293	844	11,306	(15,859)

CONSOLIDATED STATEMENTS OF OPERATIONS DATA (Continued)

	Six Months Ended June 30,		For the Years Ended December 31,
	2002	2001	2001	2000	1999	1998	1997
	(Unaudited)
	(Amounts in thousands, except per share amounts)
Income (loss) before income taxes	48,527	(9,998)	(118,343)	(7,462)	117,928	102,437	25,729
Benefit from (provision for) income taxes	(13,431)	2,734	2,020	(55,478)	(46,947)	(39,870)	(12,100)

Net income (loss) before cumulative effect of change in accounting for derivative financial instruments and goodwill	$35,096	$(7,264)	$(116,323)	$(62,940)	$70,981	$62,567	$13,629
Cumulative effect of change in accounting for derivative financial instruments, net of tax(9)	—	4,167	4,167	—	—	—	—
Cumulative effect of change in accounting for goodwill(2)	(98,270)	—	—	—	—	—	—

Net income (loss)(2,9)	$(63,174)	$(3,097)	$(112,156)	$(62,940)	$70,981	$62,567	$13,629

Net income (loss) per share:
Allocated to Genzyme General Stock(2,10,11,12,14,15):
Net income before cumulative effect of change in accounting for derivative financial instruments	$68,720	$46,863	$3,879	$85,956	$142,077	$133,052	$76,642
Cumulative effect of change in accounting for derivative financial instruments, net of tax(9)	—	4,167	4,167	—	—	—	—

Genzyme General net income	68,720	51,030	8,046	85,956	142,077	133,052	76,642
Genzyme Surgical Products net loss	—	—	—	—	(27,523)	(49,856)	(29,740)
Tax benefit allocated from Genzyme Biosurgery	7,293	17,743	24,593	28,023	26,994	34,330	27,778
Tax benefit allocated from Genzyme Molecular Oncology	4,365	6,680	11,904	7,476	7,812	3,527	2,755

Net income allocated to Genzyme General Stock	$80,378	$75,453	$44,543	$121,455	$149,360	$121,053	$77,435

Net income per share of Genzyme General Stock:
Basic:
Net income per share before cumulative effect of change in accounting for derivative financial instruments	$0.38	$0.37	$0.20	$0.71	$0.90	$0.77	$0.51
Per share cumulative effect of change in accounting for derivative financial instruments, net of tax(9)	—	0.02	0.02	—	—	—	—

Net income per share allocated to Genzyme General Stock	$0.38	$0.39	$0.22	$0.71	$0.90	$0.77	$0.51

Diluted:
Net income per share before cumulative effect of change in accounting for derivative financial instruments	$0.36	$0.35	$0.19	$0.68	$0.85	$0.74	$0.49
Per share cumulative effect of change in accounting for derivative financial instruments, net of tax(9)	—	0.02	0.02	—	—	—	—

Net income per share allocated to Genzyme General Stock	$0.36	$0.37	$0.21	$0.68	$0.85	$0.74	$0.49

CONSOLIDATED STATEMENTS OF OPERATIONS DATA (Continued)

	Six Months Ended June 30,		For the Years Ended December 31,
	2002	2001	2001	2000	1999	1998	1997
	(Unaudited)
	(Amounts in thousands, except per share amounts)
Weighted average shares outstanding(12):
Basic	213,624	194,086	202,221	172,263	166,185	158,127	153,061

Diluted	220,349	203,290	211,176	179,366	186,456	171,643	157,850

Allocated to Biosurgery Stock(2,11,13):
Genzyme Biosurgery net loss before cumulative effect of change in accounting for goodwill	$(37,904)	$(72,935)	$(145,170)	$(87,636)
Cumulative effect of change in accounting for goodwill	(98,270)	—	—	—

Genzyme Biosurgery net loss	(136,174)	(72,935)	(145,170)	(87,636)
Allocated tax benefit	4,890	8,990	18,189	448

Net loss allocated to Biosurgery Stock	$(131,284)	$(63,945)	$(126,981)	$(87,188)

Net loss per share of Biosurgery Stock—basic and diluted:
Genzyme Biosurgery net loss before cumulative affect of change in accounting for goodwill	$(0.83)	$(1.75)	$(3.34)	$(2.40)
Per share cumulative effect of change in accounting for goodwill	(2.48)	—	—	—

Net loss per share of Biosurgery Stock—basic and diluted	$(3.31)	$(1.75)	$(3.34)	$(2.40)

Weighted average shares outstanding	39,600	36,531	37,982	36,359

Allocated to Molecular Oncology Stock(2,11,14):
Net loss allocated to Molecular Oncology Stock	$(12,268)	$(14,605)	$(29,718)	$(23,096)	$(28,832)	$(19,107)	$(18,238)

Net loss per share of Molecular Oncology Stock—basic and diluted	$(0.73)	$(0.91)	$(1.82)	$(1.60)	$(2.25)	$(3.81)	$(4.64)

Weighted average shares outstanding	16,782	15,998	16,350	14,446	12,826	5,019	3,929

Allocated to Surgical Products Stock (2,11,13,15):
Net loss				$(54,748)	$(20,514)

Net loss per share of Surgical Products Stock—basic and diluted				$(3.67)	$(1.38)

Weighted average shares outstanding				14,900	14,835

Allocated to Tissue Repair Stock(2,11,13):
Net loss				$(19,833)	$(30,040)	$(40,386)	$(45,984)

Net loss per share of Tissue Repair Stock—basic and diluted				$(0.69)	$(1.26)	$(1.99)	$(3.07)

Weighted average shares outstanding				28,716	23,807	20,277	14,976

CONSOLIDATED BALANCE SHEET DATA

		December 31,
	June 30, 2002	2001	2000	1999	1998	1997
	(Unaudited)
	(Amounts in thousands)
Cash and investments	$1,132,977	$1,121,258	$639,640	$652,990	$575,729	$246,341
Working capital	669,319	566,798	559,652	592,249	417,116	350,822
Total assets	3,911,859	3,935,745	3,318,100	1,787,282	1,688,854	1,295,453
Long-term debt, capital lease obligations and convertible debt(16)	869,381	852,555	685,137	295,702	387,993	171,181
Stockholders' equity	2,584,566	2,609,189	2,175,141	1,356,392	1,172,535	1,012,050

        There were no cash dividends paid.

(1)
Selling, general and administrative expenses for 2001 include $27.0 million of charges resulting from Pharming Group N.V.'s decision to file for and operate under a court supervised receivership.
(2)
In connection with the adoption of Statement of Financial Accounting Standards, or SFAS, No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002, we tested the goodwill of our cardiothoracic reporting unit for impairment and, as a result, reduced goodwill by recording a cumulative effect impairment charge of $98.3 million in our unaudited, consolidated statements of operations and the unaudited, combined statements of Genzyme Biosurgery for the three months ended March 31, 2002.

        The following table presents the impact that SFAS No. 142 would have had on our amortization of intangibles expense, net income (loss) and net income (loss) per share had the standard been in effect for the six months ended June 30, 2001 and for the years ended December 31, 2001, 2000 and 1999 (amounts in thousands, except per share amounts):

	Six Months Ended June 30, 2001			Year Ended December 31, 2001
	As Reported	Goodwill Amortization Adjustment	As Adjusted	As Reported	Goodwill Amortization Adjustment	As Adjusted
		(Unaudited)			(Unaudited)
Amortization of intangibles	$59,165	$(25,868)	$33,297	$121,124	$(52,541)	$68,583

Net income (loss) before cumulative effect of change in accounting for derivative financial instruments	$(7,264)	$25,868	$18,604	$(116,323)	$52,541	$(63,782)
Cumulative effect of change in accounting for derivative financial instruments, net of tax	4,167	—	4,167	4,167	—	4,167

Net income (loss)	$(3,097)	$25,868	$22,771	$(112,156)	$52,541	$(59,615)

Net income allocated to Genzyme General Stock:
Net income allocated to Genzyme General Stock before cumulative effect of accounting for derivative financial instruments	$71,286	$18,012	$89,298	$40,376	$37,020	$77,396
Cumulative effect of change in accounting for derivative financial instruments, net of tax	4,167	—	4,167	4,167	—	4,167

Net income allocated to Genzyme General Stock	$75,453	$18,012	$93,465	$44,543	$37,020	$81,563

Net income (loss) per share of Genzyme General Stock:
Basic:
Net income per share before cumulative effect of change in accounting for derivative financial instruments	$0.37	$0.09	$0.46	$0.20	$0.18	$0.38
Cumulative effect of change in accounting for derivative financial instruments, net of tax	0.02	—	0.02	0.02	—	0.02

Net income allocated to Genzyme General Stock	$0.39	$0.09	$0.48	$0.22	$0.18	$0.40

Diluted:
Net income per share before cumulative effect of change in accounting for derivative financial instruments	$0.35	$0.09	$0.44	$0.19	$0.18	$0.37
Cumulative effect of change in accounting for derivative financial instruments, net of tax	0.02	—	0.02	0.02	—	0.02

Net income allocated to Genzyme General Stock	$0.37	$0.09	$0.46	$0.21	$0.18	$0.39

Net income (loss) allocated to Biosurgery Stock	$(63,945)	$7,856	$(56,089)	$(126,981)	$15,521	$(111,460)

Net income (loss) per share of Biosurgery Stock—basic and diluted	$(1.75)	$0.21	$(1.54)	$(3.34)	$0.41	$(2.93)

Net income (loss) allocated to Molecular Oncology Stock	$(14,605)	$—	$(14,605)	$(29,718)	$—	$(29,718)

Net income (loss) per share of Molecular Oncology Stock—basic and diluted	$(0.91)	$—	$(0.91)	$(1.82)	$—	$(1.82)

		Year Ended December 31, 2000			Year Ended December 31, 1999
	As Reported	Goodwill Amortization Adjustment	As Adjusted	As Reported	Goodwill Amortization Adjustment	As Adjusted
		(Unaudited)			(Unaudited)
Amortization of intangibles	$22,974	$(12,259)	$10,715	$24,674	$(12,375)	$12,299

Net income (loss)	$(62,940)	$12,259	$(50,681)	$70,981	$12,375	$83,356

Net income allocated to Genzyme General Stock:	$121,455	$6,608	$128,063	$149,360	$5,261	$154,621

Net income (loss) per share of Genzyme General Stock:
Basic	$0.71	$0.03	$0.74	$0.90	$0.03	$0.93

Diluted	$0.68	$0.03	$0.71	$0.85	$0.03	$0.88

Net income (loss) allocated to Biosurgery Stock	$(87,188)	$555	$(86,633)

Net income (loss) per share of Biosurgery Stock—basic and diluted	$(2.40)	$0.02	$(2.38)

Net income (loss) allocated to Molecular Oncology Stock	$(23,096)	$2,227	$(20,869)	$(28,832)	$4,858	$(23,974)

Net income (loss) per share of Molecular Oncology Stock—basic and diluted	$(1.60)	$0.16	$(1.44)	$(2.25)	$0.38	$(1.87)

Net income (loss) allocated to Surgical Products Stock	$(54,748)	$3,339	$(51,409)	$(20,514)	$3,263	$(17,251)

Net income (loss) per share of Surgical Products Stock—basic and diluted	$(3.67)	$0.22	$(3.45)	$(1.38)	$0.22	$(1.16)

Net income (loss) allocated to Tissue Repair Stock	$(19,833)	$—	$(19,833)	$(30,040)	$—	$(30,040)

Net income (loss) per share of Tissue Repair Stock—basic and diluted	$(0.69)	$—	$(0.69)	$(1.26)	$—	$(1.26)

(3)
Charges for in-process research and development were incurred in connection with the following acquisitions:

•
2001—$86.8 million from the acquisition of Novazyme and $8.8 million from the acquisition of Wyntek;

•
2000—$118.0 million from the acquisition of GelTex and $82.1 million from the acquisition of Biomatrix;

•
1999—$5.4 million from the acquisition of Peptimmune, Inc.; and

•
1997—$7.0 million from the acquisition of PharmaGenics, Inc.

(4)
Represents a charge to write off abandoned equipment at our Springfield Mills manufacturing facility in the United Kingdom.

(5)
During 2000, in accordance with our policy pertaining to affiliate sales of stock, we recorded gains of $22.7 million relating to public offerings of common stock by our unconsolidated affiliate, GTC Biotherapeutics, Inc. (formerly Genzyme Transgenics Corporation), which we refer to as GTC. In the six months ended June 30, 2002 and the years ended December 31, 2001, 1999 and 1998, our gain (loss) on affiliate sale of stock represents the gain (loss) on our investment in GTC as a result of GTC's various issuances of additional shares of its common stock.

(6)
Gain (loss) on investments in equity securities in 2001 includes a charge of $8.5 million to write off our investment in Pharming Group, N.V., a charge of $11.8 million to write down our investment in Cambridge Antibody Technology Group plc and a $4.5 million charge to write down our investment in Targeted Genetics Corporation. We wrote down these investments because we considered the decline in their fair value to be other than temporary. Gain (loss) on investments in equity securities in 2000 includes gains of $16.4 million upon the sale of a portion of our investment in GTC common stock and $7.6 million relating to our investment in Celtrix Pharmaceuticals, Inc. when it was acquired in a stock-for-stock transaction. In 2000, we also recorded a charge of $7.3 million to write down our investment in Focal common stock.

(7)
Loss on sale of product line of $25.0 million in 2001 represents the loss related to the sale of our Snowden-Pencer line of surgical instruments in the fourth quarter of 2001. Gain on sale of product line in 1999 includes $7.5 million for the payment of a note receivable that we received as partial consideration for the sale of Genetic Design, Inc. to Laboratory Corporation of America in 1996, and $0.5 million relating to the sale of our immunochemistry business assets to an operating unit of Sybron Laboratory Products Corp. Gain on sale of product line of $31.2 million in 1998 relates to the sale of our research products business assets to Techne Corporation.

(8)
Other income in 2000 includes a $5.1 million payment received in connection with the settlement of a lawsuit. Other income in 1999 includes the receipt of a $14.4 million payment associated with the termination of our agreement to acquire Cell Genesys, Inc., net of acquisition related expenses.

(9)
On January 1, 2001, we adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138. In accordance with the transition provisions of SFAS No. 133, we recorded a cumulative-effect adjustment of $4.2 million, net of tax, in our consolidated statements of operations to record the fair value of warrants to purchase shares of GTC common stock held on January 1, 2001.

(10)
Until the distribution of Surgical Products Stock on June 28, 1999, Genzyme Surgical Products' losses were included in the determination of income allocated to Genzyme General Stock.

(11)
To determine earnings per share, we allocate our earnings to each series of our common stock based on the earnings attributable to that series of stock. The earnings attributable to Genzyme General Stock is defined in our charter as the net income or loss of Genzyme General determined in accordance with accounting principles generally accepted within the U.S. and as adjusted for tax benefits allocated to or from Genzyme General in accordance with our management and accounting policies. Earnings attributable to Biosurgery Stock and Molecular Oncology Stock are defined similarly and, therefore, are based on the net income or loss of the corresponding division.

(12)
Reflects the two-for-one split of Genzyme General Stock on June 1, 2001.

(13)
We created Genzyme Biosurgery on December 18, 2000. Prior to this date, the operations allocated to Genzyme Biosurgery were included in the operations allocated to our then-existing divisions Genzyme Surgical Products and Genzyme Tissue Repair and as of that date, the operations of Genzyme Surgical Products and Genzyme Tissue Repair ceased. Net loss per share of Biosurgery Stock for 2000 is calculated using the net loss allocated to Biosurgery Stock for the period December 19, 2000 through December 31, 2000 and the weighted average shares of Biosurgery Stock outstanding during the same period. Loss per share data are not presented for Genzyme Biosurgery for the period from January 1, 2000 to December 18, 2000 or for the years ended December 31, 1999, 1998 and 1997 as there were no shares of Biosurgery Stock outstanding during those periods.

(14)
We created Genzyme Molecular Oncology on June 18, 1997. Prior to this date, Genzyme Molecular Oncology's losses were included in the determination of income allocated to Genzyme General. Net loss per share of Molecular Oncology Stock for 1997 is calculated using the net loss allocated to Genzyme Molecular Oncology for the period June 18, 1997 through December 31, 1997 and the weighted average shares outstanding during the same period. Loss per share data are not presented for Genzyme Molecular Oncology for the period from January 1, 1997 to June 17, 1997, as there were no shares of Molecular Oncology Stock outstanding during that period.

(15)
We created Genzyme Surgical Products on June 28, 1999. Prior to this date, the operations of Genzyme Surgical Products were included in the operations allocated to Genzyme General and, therefore, in the net income allocated to Genzyme General Stock. Loss per share data are not presented for Genzyme Surgical Products for the years ended December 31, 1997 and 1998 or for the period from January 1, 1999 to June 28, 1999, as there were no shares of Surgical Products Stock outstanding during those periods.

(16)
Long-term debt, capital lease obligations and convertible debt: at June 30, 2002, consists primarily of $575.0 million in principal of our 3% convertible subordinated debentures due May 2021, $269.0 million in principal drawn under our revolving credit facility and a $25.0 million capital lease obligation; at December 31, 2001 consists primarily of $575.0 million in principal of our 3% convertible subordinated debentures, $234.0 million in principal drawn under our revolving credit facility and a $25.0 million capital lease obligation; at December 31, 2000 consists primarily of $368.0 million in principal drawn under our revolving credit facility, $250.0 million in principal of our 5 1/4% convertible subordinated notes and a $25.0 million capital lease obligation; at December 31, 1999 and 1998 consists primarily of $250.0 million in principal of our 5 1/4% convertible subordinated notes; and at December 31, 1997 consists primarily of $118.0 million in principal drawn under our revolving credit facility.

GENZYME GENERAL
A DIVISION OF GENZYME CORPORATION

COMBINED SELECTED FINANCIAL DATA

INTRODUCTION

        The table below represents the selected historical consolidated statements of operations data and combined balance sheet data of Genzyme General. The statements of operations and balance sheet data for the years ended December 31, 1997 through 2001 have been derived from Genzyme General's audited, combined financial statements for those periods. The statements of operations data for the six months ended June 30, 2001 and 2002 and the balance sheet data as of June 30, 2002 are derived from Genzyme General's unaudited, combined financial statements for those periods. In the opinion of our management, the unaudited, combined financial statements include all normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations of Genzyme General for these periods. Genzyme General's operating results for the six months ended June 30, 2002 are not necessarily indicative of the results that may be expected for the entire fiscal year. This information is only a summary. You should read it in conjunction with the historical financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for us and Genzyme General contained in our annual reports, quarterly reports and other information on file with the SEC.

        Genzyme General is our operating division that develops and markets:

  •
  therapeutic products, with an expanding focus on products to treat patients suffering from genetic diseases and other chronic debilitating diseases, including a family of diseases known as LSDs, and other specialty therapeutics;
  •
  diagnostic products, with a focus on in vitro diagnostics; and
  •
  other products and services, such as genetic testing and pharmaceutical drug materials.

        A series of our common stock, Genzyme General Stock, is designed to reflect the value and track the performance of this division. Genzyme General Stock is common stock of Genzyme Corporation, not of Genzyme General; Genzyme General is a division, not a company or legal entity, and therefore does not and cannot issue stock. The chief mechanisms intended to cause Genzyme General Stock to "track" the financial performance of Genzyme General are provisions in our charter governing dividends and distributions. Under these provisions, our charter:

  •
  factors the assets and liabilities and income or losses attributable to Genzyme General into the determination of the amount available to pay dividends on Genzyme General Stock; and
  •
  requires us to exchange, redeem or distribute a dividend to the holders of Biosurgery Stock or Molecular Oncology Stock if all or substantially all of the assets allocated to those corresponding divisions are sold to a third party. A dividend or redemption payment must equal in value the net after-tax proceeds from the sale. An exchange must be for Genzyme General Stock at a 10% premium to the average market price of the exchanged stock calculated over a ten day period beginning on the first business day following the announcement of the sale.

        Shares of Biosurgery Stock and Molecular Oncology Stock are subject to certain exchange and redemption provisions as set forth in our charter. One of the exchange provisions allows our board of directors to exchange, at any time, shares of Biosurgery Stock and/or Molecular Oncology Stock for cash, shares of Genzyme General Stock, or a combination of both, valued at a 30% premium to the fair market value (as defined in our charter) of the series of stock being exchanged. We encourage you to read our charter for a more complete discussion of the mandatory and optional exchange and redemption provisions of our common stock.

        To determine earnings per share, we allocate our earnings to each series of our common stock based on the earnings attributable to that series of stock. The earnings attributable to Genzyme General Stock is defined in our charter as the net income or loss of Genzyme General determined in accordance with accounting principles generally accepted in the U.S. and as adjusted for tax benefits allocated to or from Genzyme General in accordance with our management and accounting policies. Our charter also requires that all of our income and expenses be allocated among our divisions in a reasonable and consistent manner. Our board of directors, however, retains considerable discretion in interpreting and changing the methods of allocating earnings to each series of common stock without shareholder approval. As market or competitive conditions warrant, we may create a new series of tracking stock or change our earnings allocation methodology. However, at the present time, we have no plans to do so. Because the earnings allocated to Genzyme General Stock are based on the income or losses attributable to Genzyme General, we provide financial statements and management's discussion and analysis of Genzyme General to aid investors in evaluating its performance.

ACQUISITIONS

        In September 2001, we acquired all of the outstanding capital stock of Novazyme, a privately-held developer of biotherapies for the treatment of LSDs, for an initial payment of approximately 2.6 million shares of Genzyme General Stock valued at $110.6 million. Novazyme shareholders received 0.5714 of a share of Genzyme General Stock for each share of Novazyme common stock they held. We will be obligated to make two additional payments totaling $87.5 million, payable in shares of Genzyme General Stock, if we receive U.S. marketing approval for two products for the treatment of LSDs that employ certain of Novazyme's technologies. In connection with the merger, we also assumed all of the outstanding options, warrants and rights to purchase Novazyme common stock on an as-converted basis. We allocated the acquisition to Genzyme General and accounted for the acquisition as a purchase. Accordingly, the results of operations of Novazyme are included in the combined financial statements of Genzyme General from September 26, 2001, the date of acquisition.

        The staff of the FTC is investigating our acquisition of Novazyme. The FTC is one of the agencies responsible for enforcing federal antitrust laws, and, in this investigation, it is evaluating whether there are anti-competitive aspects of the Novazyme transaction that the government should seek to negate. While we do not believe that the acquisition should be deemed to contravene antitrust laws, we have been cooperating in the FTC investigation. At this stage, we cannot predict with precision the likely outcome of the investigation or how that outcome will impact our business. As with any litigation or investigation, there will be costs associated with responding to the investigation, both in terms of management time and out-of-pocket expenses.

        In June 2001, we acquired all of the outstanding capital stock of privately-held Wyntek for $65.0 million in cash. Wyntek is a provider of high quality point of care rapid diagnostic tests for pregnancy and infectious diseases. We allocated the acquisition to Genzyme General and accounted for the acquisition as a purchase. Accordingly, the results of operations of Wyntek are included in the combined financial statements of Genzyme General from June 1, 2001, the date of acquisition.

        In December 2000, we acquired GelTex Pharmaceuticals, Inc., a public company engaged in developing therapeutic products based on polymer technology, for an aggregate purchase price of approximately $1.1 billion, of which we paid $515.2 million in cash and issued approximately 15.8 million in shares of Genzyme General Stock valued at $491.2 million. We accounted for the acquisition as a purchase and allocated it to Genzyme General. Accordingly, the results of operations of GelTex are included in the combined financial statements of Genzyme General from December 14, 2000, the date of acquisition.

        As part of the acquisition of GelTex, we acquired GelTex's interest in RenaGel LLC, our joint venture with GelTex. The combined financial statements of Genzyme General reflect the consolidation of RenaGel LLC from the date of acquisition of GelTex. Prior to the acquisition of GelTex, we accounted for our investment in RenaGel LLC under the equity method of accounting.

COMBINED STATEMENTS OF OPERATIONS DATA

	Six Months Ended June 30,		For the Years Ended December 31,
	2002	2001	2001	2000	1999	1998	1997
	(Unaudited)
	(Amounts in thousands)
Revenues:
Net product sales	$461,219	$421,246	$898,731	$690,027	$571,531	$509,727	$429,092
Net service sales	43,595	36,537	74,056	61,161	57,223	55,445	55,835
Revenues from research and development contracts:
Related parties	1,396	1,632	3,279	509	1,516	3,568	8,041
Other	3,105	2,276	5,860	786	5,096	579	3,400

Total revenues	509,315	461,691	981,926	752,483	635,366	569,319	496,368

Operating costs and expenses:
Cost of products sold	98,364	95,363	194,175	162,894	115,125	138,802	146,226
Cost of services sold	24,720	20,901	43,167	37,879	35,637	34,240	35,451
Selling, general and administrative(1)	156,909	125,089	295,068	166,462	149,427	126,172	118,616
Research and development (including research and development related to contracts)	120,313	82,591	187,502	112,792	97,746	73,139	62,905
Amortization of intangibles(2)	19,441	35,852	74,296	10,928	8,106	7,610	6,887
Purchase of in-process research and development(3)	—	8,768	95,568	118,048	5,436	—	—

Total operating costs and expenses	419,747	368,564	889,776	609,003	411,477	379,963	370,085

Operating income	89,568	93,127	92,150	143,480	223,889	189,356	126,283

Other income (expenses):
Equity in net loss of unconsolidated affiliates	(8,042)	(19,495)	(34,365)	(44,965)	(37,423)	(19,739)	(5,782)
Gain (loss) on affiliate sale of stock(4)	(125)	—	212	22,689	6,683	2,369	—
Gain (loss) on investments in equity securities(5)	509	(1,532)	(25,996)	23,173	(3,749)	(6)	—
Minority interest	—	1,999	2,259	4,625	3,674	4,285	—
Gain on sale of product line(6)	—	—	—	—	8,018	31,202	—
Other(7)	977	(3,888)	(2,329)	5,203	14,389	—	(2,000)
Investment income	25,031	21,011	47,806	38,549	30,881	22,953	9,940
Interest expense	(9,219)	(13,680)	(23,192)	(14,159)	(19,885)	(16,994)	(8,074)

Total other income (expenses)	9,131	(15,585)	(35,605)	35,115	2,588	24,070	(5,916)

Income before income taxes	98,699	77,542	56,545	178,595	226,477	213,426	120,367
Provision for income taxes	(29,979)	(30,679)	(52,666)	(92,639)	(84,400)	(80,374)	(43,725)

Division net income before cumulative effect of change in accounting for derivative financial instruments	68,720	46,863	3,879	85,956	142,077	133,052	76,642
Cumulative effect of change in accounting for derivative financial instruments, net of tax(8)	—	4,167	4,167	—	—	—	—

Division net income	$68,720	$51,030	$8,046	$85,956	$142,077	$133,052	$76,642

COMBINED BALANCE SHEET DATA

		December 31,
	June 30, 2002	2001	2000	1999	1998	1997
	(Unaudited)
	(Amounts in thousands)
Cash and investments	$1,080,332	$1,041,500	$531,326	$513,905	$556,097	$192,222
Working capital	638,283	478,191	438,733	487,561	381,685	273,697
Total assets	3,348,856	3,225,254	2,499,053	1,399,583	1,410,391	960,490
Long-term debt, capital lease obligations and convertible debt(9)	600,044	606,926	455,684	272,702	357,214	118,713
Division equity	2,431,852	2,280,352	1,750,280	1,007,614	939,967	745,895

(1)
Selling, general and administrative expenses for 2001 includes $27.0 million of charges resulting from Pharming Group, N.V.'s decision to file for and operate under a court supervised receivership.

(2)
Effective January 1, 2002, in accordance with the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," we ceased amortizing goodwill. The following table presents the impact that SFAS No. 142 would have had on Genzyme General's amortization of intangibles expense and division net income had the standard been in effect for the six months ended June 30, 2001 and for the years ended December 31, 2001, 2000 and 1999 (amounts in thousands):

	Six Months Ended June 30, 2001			Year Ended December 31, 2001
	As Reported	Goodwill Amortization Adjustment	As Adjusted	As Reported	Goodwill Amortization Adjustment	As Adjusted
		(Unaudited)			(Unaudited)
Amortization of intangibles	$35,852	$(18,012)	$17,840	$74,296	$(37,020)	$37,276

Genzyme General's net income before cumulative effect of change in accounting for derivative financial instruments	$46,863	$18,012	$64,875	$3,879	$37,020	$40,899

Division net income	$51,030	$18,012	$69,042	$8,046	$37,020	$45,066

	Year Ended December 31, 2000			Year Ended December 31, 1999
	As Reported	Goodwill Amortization Adjustment	As Adjusted	As Reported	Goodwill Amortization Adjustment	As Adjusted
		(Unaudited)			(Unaudited)
Amortization of intangibles	$10,928	$(6,608)	$4,320	$8,106	$(5,261)	$2,845

Division net income	$85,956	$6,608	$92,564	$142,077	$5,261	$147,338

(3)
Charges for in-process research and development were incurred in connection with the following acquisitions:

•
2001—$86.8 million from the acquisition of Novazyme and $8.8 million from the acquisition of Wyntek;

•
2000—$118.0 million from the acquisition of GelTex; and

•
1999—$5.4 million from the acquisition of Peptimmune, Inc.

(4)
During 2000, in accordance with our policy pertaining to affiliate sales of stock, we recorded gains of $22.7 million relating to public offerings of common stock by our unconsolidated affiliate, GTC. In 2001, 1999 and 1998, our gain on affiliate sale of stock represents the gain on our investment in GTC as a result of GTC's various issuances of additional shares of its common stock.

(5)
Gain (loss) on investments in equity securities for 2001 includes a charge of $8.5 million to write off our investment in Pharming Group, N.V., a charge of $11.8 million to write down our investment in Cambridge Antibody Technology Group plc and a $4.5 million charge to write down our investment in Targeted Genetics Corporation. We wrote down these investments because we considered the decline in the fair value to be other than temporary. Gain (loss) on investments in equity securities in 2000 includes gains of $16.4 million upon the sale of a portion of our investment in GTC common stock and $7.6 million relating to our investment in Celtrix Pharmaceuticals, Inc. when it was acquired in a stock-for-stock transaction.

(6)
Gain on sale of product line in 1999 includes $7.5 million for the payment of a note receivable that we received as partial consideration for the sale of Genetic Design, Inc. to Laboratory Corporation of America in 1996, and $0.5 million relating to the sale of our immunochemistry business assets to an operating unit of Sybron Laboratory Products Corp. Gain on sale of product line of $31.2 million in 1998 relates to the sale of our research products business assets to Techne Corporation.

(7)
Other income in 2000 includes a $5.1 million payment received in connection with the settlement of a lawsuit. Other income in 1999 includes the receipt of a $14.4 million payment associated with the termination of our agreement to acquire Cell Genesys, Inc., net of acquisition related expenses.

(8)
On January 1, 2001, we adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138. In accordance with the transition provisions of SFAS No. 133, Genzyme General recorded a cumulative-effect adjustment of $4.2 million, net of tax, in its combined statement of operations to record the fair value of warrants to purchase shares of GTC common stock held on January 1, 2001.

(9)
Long-term debt, capital lease obligations and convertible debt: at June 30, 2002 and December 31, 2001 consists primarily of $575.0 million in principal of our 3% convertible subordinated debentures due May 2021 and a $25.0 million capital lease obligation; at December 31, 2000 consists primarily of $250.0 million in principal of our 5 1/4% convertible subordinated notes, $150.0 million in principal drawn under our revolving credit facility, and a $25.0 million capital lease obligation; at December 31, 1999 and 1998 consists primarily of $250.0 million in principal of 5 1/4% convertible subordinated notes; and at December 31, 1997 consists primarily of $100.0 million in principal drawn under our revolving credit facility.

GENZYME BIOSURGERY
A DIVISION OF GENZYME CORPORATION

COMBINED SELECTED FINANCIAL DATA

INTRODUCTION

        The table below represents the selected historical consolidated statements of operations data and combined balance sheet data of Genzyme Biosurgery. We formed Genzyme Biosurgery as a separate division of Genzyme on December 18, 2000 by combining two of our divisions, Genzyme Surgical Products and Genzyme Tissue Repair and simultaneously acquiring Biomatrix, Inc. These data reflect the financial position, results of operations and cash flows attributable to Genzyme Biosurgery as if it had been accounted for as a separate division of the corporation for all periods presented as it relates to Genzyme Surgical Products and Genzyme Tissue Repair. The results of operations of Biomatrix are included in Genzyme Biosurgery's results from the date of acquisition, December 18, 2000. The statements of operations and balance sheet data for the years ended December 31, 1997 through 2001 have been derived from Genzyme Biosurgery's audited, combined financial statements for those periods. The statements of operations data for the six months ended June 30, 2001 and 2002 and the balance sheet data as of June 30, 2002 are derived from Genzyme Biosurgery's unaudited, combined financial statements for those periods. In the opinion of our management, the unaudited, combined financial statements include all normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations of Genzyme Biosurgery for these periods. Genzyme Biosurgery's operating results for the six months ended June 30, 2002 are not necessarily indicative of the results that may be expected for the entire fiscal year. This information is only a summary. You should read it in conjunction with the historical financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for us and Genzyme Biosurgery contained in our annual reports, quarterly reports and other information on file with the SEC.

        Genzyme Biosurgery is our operating division that develops and markets implantable biotherapeutic products, biomaterials and medical devices to improve or replace surgery, with an emphasis on the orthopaedic and cardiothoracic markets.

        A series of our common stock, Genzyme Biosurgery Division common stock, which we refer to as "Biosurgery Stock" is designed to reflect the value and track the financial performance of this division. Biosurgery Stock is common stock of Genzyme Corporation, not of Genzyme Biosurgery; Genzyme Biosurgery is a division, not a company or legal entity, and therefore does not and cannot issue stock. The chief mechanisms intended to cause Biosurgery Stock to "track" the performance of Genzyme Biosurgery are provisions in our charter governing dividends and distributions. Under these provisions, our charter:

  •
  factors the assets and liabilities and income or losses attributable to Genzyme Biosurgery into the determination of the amount available to pay dividends on Biosurgery Stock; and

  •
  requires us to exchange, redeem or distribute a dividend to the holders of Biosurgery Stock if all or substantially all of the assets allocated to Genzyme Biosurgery are sold to a third party. A dividend or redemption payment must equal in value the net after-tax proceeds from the sale. An exchange must be for Genzyme General Stock at 10% premium to the average market price of the exchanged stock calculated over a ten day period beginning on the first business day following the announcement of the sale.

        Shares of Biosurgery Stock and Molecular Oncology Stock are subject to certain exchange and redemption provisions as set forth in our charter. One of the exchange provisions allows our board of directors to exchange, at any time, shares of Biosurgery Stock and/or Molecular Oncology Stock for

cash, shares of Genzyme General Stock, or a combination of both, valued at a 30% premium to the fair market value (as defined in our charter) of the series of stock being exchanged. We encourage you to read our charter for a more complete discussion of the mandatory and optional exchange and redemption provisions of our common stock.

        To determine earnings per share, we allocate our earnings to each series of our common stock based on the earnings attributable to that series of stock. The earnings attributable to Biosurgery Stock is defined in our charter as the net income or loss of Genzyme Biosurgery determined in accordance with accounting principles generally accepted in the U.S. and as adjusted for tax benefits allocated to or from Genzyme Biosurgery in accordance with our management and accounting policies. Our charter also requires that all of our income and expenses be allocated among the divisions in a reasonable and consistent manner. Our board of directors, however, retains considerable discretion in interpreting and changing the methods of allocating earnings to each series of common stock without shareholder approval. As market or competitive conditions warrant, we may create new series of tracking stock or change our earnings allocation methodology. However, at the present time, we have no plans to do so. Because the earnings allocated to Biosurgery Stock are based on the income or losses attributable to Genzyme Biosurgery, we provide financial statements and management's discussion and analysis of Genzyme Biosurgery to aid investors in evaluating its performance.

DISPOSITION

        In November 2001, we sold the Snowden-Pencer line of surgical instruments, consisting of reusable surgical instruments for open and endoscopic surgery, including general, plastic, gynecological and open cardiovascular surgery, for $15.9 million in net cash. The purchaser acquired all of the assets directly associated with Snowden-Pencer products, and is subleasing from us a manufacturing facility that we lease in Tucker, Georgia. The assets sold had a carrying value of approximately $41.0 million at the time of the sale. We recorded a loss of $25.0 million in our consolidated financial statements and the combined statements of Genzyme Biosurgery in connection with this sale.

ACQUISITIONS

        In January 2001, Focal exercised its option to require us to purchase $5.0 million in Focal common stock. After that purchase, we held approximately 22% of the outstanding shares of Focal common stock and began accounting for our investment under the equity method of accounting. On June 30, 2001, we acquired the remaining outstanding shares of Focal common stock that we had not previously acquired. Focal shareholders received 0.1545 of a share of Biosurgery Stock for each share of Focal common stock they held. We issued approximately 2.1 million shares of Biosurgery Stock, valued at approximately $9.5 million, as consideration. We also assumed all of the outstanding options to purchase Focal common stock and exchanged them for options to purchase Biosurgery Stock on an as-converted basis. We accounted for the acquisition as a purchase and allocated it to Genzyme Biosurgery. Accordingly, the results of operations of Focal are included in our consolidated financial statements and in the combined financial statements of Genzyme Biosurgery from the date of acquisition.

        In January 2001, we acquired the outstanding Class A limited partnership interests in GDP, a limited partnership engaged in developing, producing and commercializing Sepra products, for an aggregate of $25.7 million plus royalties on sales of certain Sepra products for ten years. In August 2001, we purchased the remaining outstanding GDP partnership interests, consisting of two Class B interests, for an aggregate of $180,000 plus additional royalties on sales of certain Sepra products for ten years. We accounted for the acquisitions as purchases and allocated them to Genzyme Biosurgery. Accordingly, the results of operations of GDP are included in our consolidated financial statements and the combined financial statements of Genzyme Biosurgery from January 9, 2001, the date of acquisition of the Class A interests.

        On December 18, 2000, we acquired Biomatrix, Inc., a publicly-held company engaged in the development and manufacture of viscoelastic biomaterials for use in orthopaedic and other medical applications, for an aggregate purchase price of $482.4 million. We accounted for the acquisition as a purchase and allocated it to Genzyme Biosurgery. Immediately prior to the acquisition, we combined two of our operating divisions, Genzyme Surgical Products and Genzyme Tissue Repair, to form a new division called Genzyme Biosurgery. We allocated the acquired assets and liabilities of Biomatrix to Genzyme Biosurgery. The combination of Genzyme Surgical Products and Genzyme Tissue Repair to form Genzyme Biosurgery did not result in any adjustments to the book values of the net assets of the divisions because they remained divisions of the same corporation. We present the financial statements of Genzyme Biosurgery as though the divisions had been combined for all periods presented, and include the operations of Biomatrix from December 18, 2000, the date of acquisition.

COMBINED STATEMENTS OF OPERATIONS DATA(1)

	Six Months Ended June 30,		For the Years Ended December 31,
	2002	2001	2001	2000	1999	1998	1997
	(Unaudited)
	(Amounts in thousands)
Revenues:
Net product sales	$105,387	$103,057	$211,523	$121,870	$111,951	$103,958	$100,835
Net service sales	10,812	11,458	23,614	23,321	20,305	17,008	10,856
Revenues from research and development contracts	35	5	5	23	97	109	—

Total revenues	116,234	114,520	235,142	145,214	132,353	121,075	111,691

Operating costs and expenses:
Cost of products sold(2)	50,312	60,769	113,250	69,489	67,212	72,274	59,802
Cost of services sold	6,618	5,948	12,733	12,298	13,237	13,438	11,788
Selling, general and administrative	52,738	65,989	122,020	92,238	87,841	81,876	79,632
Research and development	24,856	22,675	47,159	37,000	36,075	29,050	22,132
Amortization of intangibles(3)	15,742	23,313	46,828	7,096	5,750	5,748	5,647
Purchase of in-process research and development(4)	—	—	—	82,143	—	—	—
Charge for impaired asset(5)	—	—	—	4,321	—	—	—

Total operating costs and expenses	150,266	178,694	341,990	304,585	210,115	202,386	179,001

Operating loss	(34,032)	(64,174)	(106,848)	(159,371)	(77,762)	(81,311)	(67,310)

Other income (expenses):
Equity in net loss of unconsolidated affiliates(6,7)	—	(1,316)	(1,316)	—	(3,403)	(7,680)	(6,797)
Loss on investments in equity securities(8)	—	—	—	(7,300)	—	—	—
Loss on sale of product line(9)	—	—	(24,999)	—	—	—	—
Other	111	45	124	(15)	138	60	236
Investment income	623	939	1,753	5,833	4,808	1,320	1,077
Interest expense	(4,606)	(8,429)	(13,884)	(1,364)	(1,858)	(2,631)	(2,930)

Total other income (expenses)	(3,872)	(8,761)	(38,322)	(2,846)	(315)	(8,931)	(8,414)

Division net loss before cumulative effect of change in accounting for goodwill	(37,904)	(72,935)	$(145,170)	$(162,217)	$(78,077)	$(90,242)	$(75,724)
Cumulative effect of change in accounting for goodwill, net of tax(3)	(98,270)	—	—	—	—	—	—

Division net loss(3)	$(136,174)	$(72,935)	$(145,170)	$(162,217)	$(78,077)	$(90,242)	$(75,724)

COMBINED BALANCE SHEET DATA (1,10)

		December 31,
	June 30, 2002
		2001	2000	1999	1998	1997
	(Unaudited)
	(Amounts in thousands)
Cash and investments	$27,168	$38,623	$78,163	$135,498	$7,732	$32,890
Working capital	31,307	59,800	98,819	110,577	26,253	65,902
Total assets	574,206	704,671	811,600	390,572	253,170	299,792
Long-term debt, capital lease obligations and convertible debt(11)	269,337	245,629	229,453	18,000	12,579	31,089
Division equity	224,857	394,454	511,106	350,463	210,692	255,172

        There were no cash dividends paid.

(1)
We formed Genzyme Biosurgery as a separate division of Genzyme on December 18, 2000 by combining two of our divisions, Genzyme Surgical Products and Genzyme Tissue Repair and simultaneously acquiring Biomatrix, Inc. These data reflect the financial position, results of operations and cash flows attributable to Genzyme Biosurgery as if it had been accounted for as a separate division of the corporation for all periods presented as it relates to Genzyme Surgical Products and Genzyme Tissue Repair. The results of operations of Biomatrix are included in Genzyme Biosurgery's results from the date of acquisition, December 18, 2000.

(2)
Cost of products sold for 1998 includes a $10.4 million charge to write-down our Sepra products inventory to net realizable value.

(3)
In connection with the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002, we tested the goodwill of Genzyme Biosurgery's cardiothoracic reporting unit for impairment and, as a result, reduced goodwill by recording a cumulative effect impairment charge of $98.3 million in our unaudited, consolidated statements of operations and the unaudited, combined statements of operations of Genzyme Biosurgery for the three months ended March 31, 2002.

  The following table presents the impact that SFAS No. 142 would have had on Genzyme Biosurgery's amortization of intangibles expense and division net loss had the standard been in effect for the six months ended June 30, 2001 and for the years ended December 31, 2001, 2000 and 1999 (amounts in thousands):

	Six Months Ended June 30, 2001			Year Ended December 31, 2001
	As Reported	Goodwill Amortization Adjustment	As Adjusted	As Reported	Goodwill Amortization Adjustment	As Adjusted
		(Unaudited)			(Unaudited)
Amortization of intangibles	$23,313	$(7,856)	$15,457	$46,828	$(15,521)	$31,307

Division net income (loss)	$(72,935)	$7,856	$(65,079)	$(145,170)	$15,521	$(129,649)

	Year Ended December 31, 2000			Year Ended December 31, 1999
	As Reported	Goodwill Amortization Adjustment	As Adjusted	As Reported	Goodwill Amortization Adjustment	As Adjusted
		(Unaudited)			(Unaudited)
Amortization of intangibles	$7,096	$(3,894)	$3,202	$5,750	$(3,263)	$2,487

Division net income (loss)	$(162,217)	$3,894	$(158,323)	$(78,077)	$3,263	$(74,814)

(4)
Charges for in-process research and development were incurred in connection with the acquisition of Biomatrix in 2000.

(5)
Represents a charge to write off abandoned equipment at our Springfield Mills manufacturing facility in the United Kingdom.

(6)
Operations of Diacrin/Genzyme LLC, our joint venture with Diacrin, Inc., commenced in October 1996. In May 1999, we reallocated our ownership interest in the joint venture from Genzyme Biosurgery to Genzyme General.

(7)
In January 2001, Focal, Inc. exercised its option to require us to purchase $5.0 million in Focal common stock at a price of $2.06 per share. After that purchase we held approximately 22% of the outstanding shares of Focal common stock and began accounting for our investment under the equity method of accounting. We recorded our portion of the results of Focal in equity in net loss of unconsolidated affiliate. We allocated this investment to Genzyme Biosurgery. On June 30, 2001, we acquired the remaining 78% of the outstanding shares of Focal common stock and have included Focal's results in Genzyme Biosurgery's results of operations since that date. We allocated the acquired assets and liabilities to Genzyme Biosurgery and accounted for the acquisition as a purchase.

(8)
Represents a charge for the write down of our investment in Focal common stock because we considered its decline in fair value to be other than temporary.

(9)
Represents the loss from the sale of the Snowden-Pencer line of surgical instruments in the fourth quarter of 2001.

(10)
In January 2001, we purchased all of the outstanding Class A limited partnership interests of GDP for a payment of approximately $25.7 million in cash plus royalties payable over ten years on sales of certain Sepra products.

(11)
Long-term debt, capital lease obligations and convertible debt: at June 30, 2002, consists primarily of $269.0 million in principal drawn under our revolving credit facility; at December 31, 2001, consists primarily of $234.0 million in principal drawn under our revolving credit facility and $10.0 million in principal of our 6% convertible subordinated note due May 2003; at December 31, 2000, consists primarily of $218.0 million in principal drawn under our revolving credit facility and $10.0 million in principal of our 6% convertible subordinated note; at December 31, 1999, consists primarily of $18.0 million in principal drawn under our revolving credit facility; at December 31, 1998, consists primarily of $12.6 million in principal of our 5% convertible subordinated note due February 2000; and at December 31, 1997, consists primarily of $18.0 million in principal drawn under our revolving credit facility and $13.1 million in principal of our 5% convertible subordinated note.

GENZYME MOLECULAR ONCOLOGY
A DIVISION OF GENZYME CORPORATION

COMBINED SELECTED FINANCIAL DATA

        The table below represents the selected historical consolidated statements of operations data and combined balance sheet data of Genzyme Molecular Oncology. The statements of operations and balance sheet data for the years ended December 31, 1997 through 2001 have been derived from Genzyme Molecular Oncology's audited, combined financial statements for those periods. The statements of operations data for the six months ended June 30, 2001 and 2002 and the balance sheet data as of June 30, 2002 are derived from Genzyme Molecular Oncology's unaudited, combined financial statements for those periods. In the opinion of our management, the unaudited, combined financial statements include all normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations of Genzyme Molecular Oncology for these periods. Genzyme Molecular Oncology's operating results for the six months ended June 30, 2002 are not necessarily indicative of the results that may be expected for the entire fiscal year. This information is only a summary. You should read it in conjunction with the historical financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for us and Genzyme Molecular Oncology contained in our annual reports, quarterly reports and other information filed with the SEC.

        Genzyme Molecular Oncology is our operating division that is developing a new generation of cancer products focused on cancer vaccines and angiogenesis inhibitors through the integration of its genomics, gene and cell therapy, small molecule drug discovery and protein therapeutic capabilities.

        A series of our common stock, Molecular Oncology Stock, is designed to reflect the value and track the performance of this division. Molecular Oncology Stock is common stock of Genzyme Corporation, not of Genzyme Molecular Oncology; Genzyme Molecular Oncology is a division, not a company or legal entity, and therefore does not and cannot issue stock. The chief mechanisms intended to cause Molecular Oncology Stock to "track" the performance of Genzyme Molecular Oncology are provisions in our charter governing dividends and distributions. Under these provisions, our charter:

  •
  factors the assets and liabilities and income or losses attributable to Genzyme Molecular Oncology into the determination of the amount available to pay dividends on Molecular Oncology Stock; and

  •
  requires us to exchange, redeem or distribute a dividend to the holders of Molecular Oncology Stock if all or substantially all of the assets allocated to Genzyme Molecular Oncology are sold to a third party. A dividend or redemption payment must equal in value the net after-tax proceeds from the sale. An exchange must be for Genzyme General Stock at a 10% premium to the average market price of the exchanged stock calculated over a ten day period beginning on the first business day following the announcement of the sale.

        Shares of Biosurgery Stock and Molecular Oncology Stock are subject to certain exchange and redemption provisions as set forth in our charter. One of the exchange provisions allows our board of directors to exchange, at any time, shares of Biosurgery Stock and/or Molecular Oncology Stock for cash, shares of Genzyme General Stock, or a combination of both, valued at a 30% premium to the fair market value (as defined in our charter) of the series of stock being exchanged. We encourage you to read our charter for a more complete discussion of the mandatory and optional exchange and redemption provisions of our common stock.

        To determine earnings per share, we allocate our earnings to each series of our common stock based on the earnings attributable to that series of stock. The earnings attributable to Molecular Oncology Stock is defined in our charter as the net income or loss of Genzyme Molecular Oncology determined in accordance with accounting principles generally accepted in the U.S. and as adjusted for tax benefits allocated to or from Genzyme Molecular Oncology in accordance with our management and accounting policies. Our charter also requires that all of our income and expenses be allocated among our divisions in a reasonable and consistent manner. Our board of directors, however, retains considerable discretion in interpreting and changing the methods of allocating earnings to each series of common stock without shareholder approval. As market or competitive conditions warrant, we may create a new series of common stock or change our earnings allocation methodology. However, at the present time, we have no plans to do so. Because the earnings allocated to Molecular Oncology Stock are based on the income or losses attributable to Genzyme Molecular Oncology, we provide financial statements and management's discussion and analysis of Genzyme Molecular Oncology to aid investors in evaluating its performance.

GENZYME MOLECULAR ONCOLOGY
A DIVISION OF GENZYME CORPORATION

COMBINED SELECTED FINANCIAL DATA

COMBINED STATEMENTS OF OPERATIONS DATA

	Six Months Ended June 30,		For the Years Ended December 31,
	2002	2001	2001	2000	1999	1998	1997
	(Unaudited)
	(Amounts in thousands)
Revenues:
Service revenue	$485	$—	$700	$—	$1,920	$2,229	$467
Service revenue—related party	—	—	—	—	50	466	—
Research and development revenue—related party	—	—	—	—	496	2,177	315
Research and development revenue	2,938	1,406	3,412	584	—	3,256	—
Licensing revenue	1,326	1,212	2,302	4,936	2,125	11,275	—
Royalty revenue	19	73	148	151	28	4	—

Total revenues	4,768	2,691	6,562	5,671	4,619	19,407	782

Operating costs and expenses:
Cost of service revenues	287	—	273	—	620	1,374	50
Cost of research and development and licensing revenues	2,302	1,029	2,803	826	698	4,073	287
Selling, general and administrative	4,193	3,702	7,552	5,851	5,529	7,155	2,118
Research and development	10,621	13,229	26,540	18,908	15,997	12,743	5,341
Amortization of intangibles(1)	—	—	—	5,420	11,825	11,983	5,127
Purchase of in-process research and development(2)	—	—	—	—	—	—	7,000

Total operating costs and expenses	17,403	17,960	37,168	31,005	34,669	37,328	19,923

Operating loss	(12,635)	(15,269)	(30,606)	(25,334)	(30,050)	(17,921)	(19,141)

Other income (expenses):
Equity in net loss of unconsolidated affiliate(3)	—	—	—	—	(1,870)	(1,647)	(258)
Interest income	407	691	945	1,211	469	782	392
Interest expense	(40)	(27)	(57)	(187)	(28)	(2,968)	(1,663)

Total other income (expenses)	367	664	888	1,024	(1,429)	(3,833)	(1,529)

Loss before income taxes	(12,268)	(14,605)	(29,718)	(24,310)	(31,479)	(21,754)	(20,670)
Tax benefit	—	—	—	1,214	2,647	2,647	1,092

Division net loss	$(12,268)	$(14,605)	$(29,718)	$(23,096)	$(28,832)	$(19,107)	$(19,578)

COMBINED BALANCE SHEET DATA

		December 31,
	June 30, 2002	2001	2000	1999	1998	1997
	(Unaudited)	(Amounts in thousands)
Cash and investments	$25,477	$41,135	$30,151	$3,587	$11,900	$21,229
Working capital	(271)	28,807	22,100	(5,889)	9,189	11,953
Total assets	26,157	42,419	30,752	9,692	35,952	53,801
Long-term debt and convertible debt	—	—	—	—	—	24,606
Division equity	14,809	26,813	19,526	(1,215)	23,364	13,466

(1)
SFAS No. 142, "Goodwill and Other Intangible Assets," which we adopted effective 1/1/02, requires that ratable amortization of goodwill and certain intangible assets be replaced with periodic tests of the goodwill's impairment and that other intangible assets be amortized over their useful lives unless these useful lives are determined to be indefinite The following table presents the impact that SFAS No. 142 would have had on Genzyme Molecular Oncology's amortization expense and division net loss had the standard been in effect for the years ended December 31, 2000 and 1999 (amounts in thousands):

	Year Ended December 31, 2000			Year Ended December 31, 1999
	As Reported	Goodwill Amortization Adjustment	As Adjusted	As Reported	Goodwill Amortization Adjustment	As Adjusted
		(Unaudited)			(Unaudited)
Amortization of intangibles	$5,420	$(2,227)	$3,193	$11,825	$(4,858)	$6,967

Division net income (loss)	$(23,096)	$2,227	$(20,869)	$(28,832)	$4,858	$(23,974)

(2)
We recorded a $7.0 million charge for the purchase of in-process research and development in connection with the acquisition of PharmaGenics, Inc. in 1997.

(3)
StressGen/Genzyme LLC was dissolved in 1999.

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GENZYME CORPORATION CONSOLIDATED SELECTED FINANCIAL DATA
GENZYME GENERAL COMBINED SELECTED FINANCIAL DATA
GENZYME BIOSURGERY COMBINED SELECTED FINANCIAL DATA
GENZYME MOLECULAR ONCOLOGY A DIVISION OF GENZYME CORPORATION COMBINED SELECTED FINANCIAL DATA
GENZYME MOLECULAR ONCOLOGY A DIVISION OF GENZYME CORPORATION COMBINED SELECTED FINANCIAL DATA